Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

September 7, 2010

Information Supplement

Barclays Bank PLC

This information supplement supplements the free writing prospectuses (the “Free Writing Prospectuses”) with respect to Barclays Bank PLC’s marketing materials that we may distribute from time to time (the “Marketing Materials”) and that refer to the base prospectus dated February 10, 2009 (the “Former Base Prospectus”), the prospectus supplement dated March 1, 2010 with respect to Barclays Bank PLC global medium-term notes, Series A and universal warrants (the “Former Program Prospectus Supplement”) and, if applicable, the index supplement dated March 1, 2010 (the “Former Index Supplement”). The Marketing Materials were initially filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 433 under the Registration Statement on Form F-3 (No. 333-145845) of Barclays Bank PLC (the “Former Form F-3”). This information supplement supplements the Marketing Materials in the following manner:

•	References to the Former Form F-3 shall be deemed to mean the Registration Statement on Form F-3 filed by Barclays Bank PLC with the SEC on August 31, 2010;

•	References to the Former Base Prospectus shall be deemed to mean the base prospectus dated August 31, 2010 filed by Barclays Bank PLC with the SEC on such date;

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References to the Former Program Prospectus Supplement shall be deemed to mean the prospectus supplement with respect to global medium-term notes, Series A and universal warrants, dated August 31, 2010, filed by Barclays Bank PLC with the SEC on such date; and

•	References to the Former Index Supplement shall be deemed to mean the index supplement dated August 31, 2010 filed by Barclays Bank PLC with the SEC on such date.

See “Risk Factors” beginning on page S-5 of the program prospectus supplement dated August 31, 2010 and in the relevant free writing prospectus or pricing supplement for risks relating to an investment in the securities described in the Marketing Materials.

The date of this Information Supplement is September 7, 2010.